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                                                                   EXHIBIT 23.1b



                        CONSENT OF INDEPENDENT AUDITORS'



The Board of Directors and Stockholders
UroQuest Medical Corporation:


We consent to incorporation by reference in the Registration Statement (No. 333-32725) on Form S-8 of UroQuest Medical Corporation of our report dated February 10, 1997, relating to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996 of UroQuest Medical Corporation and subsidiaries, which report appears in the December 31, 1998 annual report on Form 10-K of UroQuest Medical Corporation.


                                                   /s/ KPMG LLP


Salt Lake City, Utah
March 30, 1999